SHERB & CO., LLP
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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement of Exus Networks, Inc. on Form S-8 of our report dated May 10, 2002 relating to the financial statements of Exus Networks, Inc. as of years ended December 31, 2000 and 2001 with respect to its consolidated financial statements.

/s/    Sherb & Co., LLP

Sherb & Co., LLP

New York, New York
December 10, 2002